UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

Beyond Commerce, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	98-0512515
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3773 Howard Hughes Pkwy, Suite 500,

Las Vegas, Nevada, 89169

(Address of principal executive offices, including zip code)

(702) 675-8022

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below regarding the Shares (as defined below), is incorporated herein by reference. The Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The Shares are exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by Beyond Commerce, Inc. (the “Company”) did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction manner of the issuance, and number of securities issued. The Company did not undertake an offering or issuance in which it issued a high number of securities to a high number of persons. In addition, Mr. Stazzone had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since he agreed to, and received, securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2020 (the “Effective Date”), the Company appointed Peter Stazzone to serve as the Chief Financial Officer of the Company and the Vice President of Finance of Service 800, Inc., the Company’s subsidiary. Mr. Stazzone shall also continue serving as a Director of the Company.

Peter M. Stazzone, age 69. Mr. Stazzone was appointed to serve as a member of our Board of Directors on July 27, 2018.  Mr. Stazzone is an accomplished business leader and an experienced board member in both the public and nonprofit sectors. He has served on the board of the Italian Association, a non-profit, since 2013, where he acts as Board Treasurer. Mr. Stazzone served on the board of COMPTEL from 2013 to 2016, where he oversaw the audit committee.  He earned his Master of Business Administration from DePaul University with a Master of Business Administration, Finance and received earned his Bachelor of Science, Accounting from the University of Illinois. He also is a member of the American Institute of Certified Public Accountants (AICPA).

In connection with Mr. Stazzone’s appointment as the Company’s Chief Financial Officer, on the Effective Date, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Stazzone for an initial term of three years at an annual salary of $180,000 (“Base Salary”). Mr. Stazzone is also eligible to earn an annual fiscal year cash performance bonus for each whole or partial fiscal year of his employment period with the Company of a target bonus of an amount equal to up to 100% of the Base Salary. The Company shall issue to Stazzone shares of restricted common stock of the Company in the amount equal to one (1%) percent of the Company’s issued and outstanding common stock as of each of the following dates (the “Shares”), provided that the Employment Agreement has not been terminated prior to such date(s): (i) the first anniversary of the Employment Agreement; (ii) the second anniversary of the Employment Agreement; and (iii) the third anniversary of the Employment Agreement. If Mr. Stazzone’s employment is terminated by the Company “Without Cause” or by Mr. Stazzone for “Good Reason” (each as defined in the Employment Agreement, subject to the Company’s right to cure), he will be entitled to termination benefits, pursuant to which (i) the Company will be obligated to pay Mr. Stazzone certain accrued obligations, any unpaid prior year bonus and Base Salary and any pro rata bonus and Base Salary; and (ii) if such termination occurs by the Company Without Cause, Stazzone shall receive an additional separation payment for an amount equal to $90,000 The Employment Agreement contains covenants for the benefit of the Company relating to non-competition with the Company’s business, protection of the Company’s confidential information, and certain customary representations and warranties.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement, dated February 8, 2021, by and between Beyond Commerce, Inc. and Peter Stazzone

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND COMMERCE, INC.

Dated: February 12, 2021	By:	/s/ Geordan G. Pursglove
Geordan G. Pursglove Chief Executive Officer, President and Director